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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): August 3, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                  0-10039               22-2267658
(State or Other Jurisdiction of    (Commission          (I.R.S. Employer
         Incorporation)            File Number)       Identification Number)



                   757 Third Avenue, New York, New York 10017
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         On August 3, 2001, the Board of Directors of eB2B Commerce, Inc. (the "Company") approved an amendment to the Certificate of Incorporation of the Company pursuant to which a reverse stock split would be effectuated. The Company intends to submit a proposal to its stockholders at its next Annual Meeting of Stockholders pursuant to which the Board of Directors would have the authority to amend the Certificate of Incorporation to authorize a one- for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), one-for-twelve (1:12) or one-for-fifteen (1:15) reverse stock split of the Company's common stock. The Board of Directors reserves the right, in the event that stockholder approval is obtained, to effect any one of the five proposed reverse splits, or not to effectuate a reverse stock split at all. The Annual Meeting of Stockholders is currently expected to be held in September 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2001

                                 eB2B Commerce, Inc.


                                 By:    /s/ Peter J. Fiorillo
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                                     Name: Peter J. Fiorillo
                                     Title: Chairman and Chief Financial Officer